Spectral Capital Announces $15 Million Private Placement Memorandum Agreement with Spark Market

Funds targeted for expansion of its Quantum Bridge Program and Green Micro Data Center Network

Seattle, WA – September 27, 2024 – Spectral Capital Corporation (OTC QB: FCCN), a leader in advancing the Quantum Bridge Strategy and supporting cutting-edge technologies, is pleased to announce it has signed an agreement with Spark Market to raise $15 million through a Private Placement Memorandum (PPM).

Spark Market is a dynamic platform designed to bridge the gap between early-stage, high-growth companies and investors seeking opportunities in the private market space. Known for democratizing access to traditionally exclusive investments, Spark Market offers a pathway for a broader audience to engage in promising ventures and provides critical educational resources, expert insights, and a secondary market to enhance liquidity for private investments.

This agreement marks a significant milestone in Spectral Capital’s strategy to expand its Quantum Bridge Program. The funds will support Spectral’s ongoing initiatives, including the development of its newly acquired Vogon Cloud’s micro data center network, which is aimed at building a decentralized, energy-efficient infrastructure for hybrid and edge markets across 16 key regions globally. These micro data centers will play a crucial role in supporting the company’s commitment to sustainability while setting the foundation for the future of quantum computing.

“We are excited to partner with Spark Market, which shares our vision of making high-impact investments more accessible to a wider audience,” said Sean Michael Brehm, Chairman of Spectral Capital. “This partnership not only provides the financial support needed to accelerate our Quantum Bridge Program but also aligns with our mission to redefine how private capital can drive technological innovation.”

By leveraging Spark Market’s platform, Spectral Capital is poised to attract a diverse group of investors who are interested in shaping the future of technology and sustainability. The raised capital will enable the company to fast-track its initiatives in creating a global network of green, decentralized data hubs that can power the next generation of computing solutions. The Company has already integrated its NOOT Authentic Intelligence technology on https://www.spark.market.

For more information, please https://www.spectralcapital.com/invest or https://www.spark.market.

About Spectral Capital Spectral Capital Corporation (OTC QB: FCCN) is a technology investment company focused on the future of quantum computing and decentralized infrastructure. Through its Quantum Bridge Strategy, Spectral is building a portfolio of companies that are reshaping the technology landscape, including its recent acquisition of Vogon Cloud and its stake in the development of sustainable, cutting-edge data solutions.

About Spark Market Spark Market is a revolutionary investment platform that democratizes access to private market opportunities. By connecting early-stage companies with a diverse range of investors, Spark Market is transforming how private market investments are made. The platform provides direct access to founders, tailored funding options, and detailed insights into market trends, making private investing accessible, transparent, and adaptable to modern investor needs.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and FCCN's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although FCCN believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of FCCN. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in FCCN's business; competitive factors in the market(s) in which FCCN operates; risks associated with operations outside the United States; and other factors listed from time to time in FCCN's filings with the Securities and Exchange Commission. FCCN expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FCCN's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For more information, please visit www.spectralcapital.com.

Media Contact:

Jenifer Osterwalder

Spectral Capital Corporation

contact@spectralcapital.com